                                                                   EXHIBIT 10.15


                             THIRD MASTER AMENDMENT

    THIRD MASTER AMENDMENT (this "MASTER AMENDMENT") dated as of May 31, 2000, by PITA GENERAL CORPORATION, an Illinois corporation ("BORROWER"), ZC SPECIALTY INSURANCE COMPANY, a Texas corporation ("SURETY"), GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation ("LENDER"), ALTERRA HEALTHCARE CORPORATION, a Delaware corporation ("GUARANTOR"), AHC TENANT, INC., a Delaware corporation ("LESSEE"), ALS-CLARE BRIDGE, INC., a Delaware corporation ("ALS-CLARE BRIDGE"), ALI PALMER RANCH EAST, INC., a Delaware corporation ("ALI PALMER Ranch"), SELCO SERVICE CORPORATION, an Ohio corporation ("SELCO"), BANK ONE, NATIONAL ASSOCIATION, a national banking association duly established with its principal corporate trust office located in Chicago, Illinois (formerly known as THE FIRST NATIONAL BANK OF CHICAGO) ("TRUSTEE"), CLARE BRIDGE OF CITRUS HEIGHTS L.P., CLARE BRIDGE OF COBB COUNTY L.P., CLARE BRIDGE OF COLORADO SPRINGS L.P., CLARE BRIDGE OF DECATUR L.P., CLARE BRIDGE OF EAST MESA L.P., CLARE BRIDGE OF OVERLAND PARK L.P., CLARE BRIDGE OF PEORIA L.P., CLARE BRIDGE OF RENO L.P., CLARE BRIDGE OF ROANOKE L.P., CLARE BRIDGE OF SOUTH PARK L.P., CLARE BRIDGE OF SUN CITY WEST DEER VALLEY L.P., WYNWOOD OF BOYNTON BEACH WEST L.P., WYNWOOD OF BREA L.P., WYNWOOD OF DUNEDIN L.P., WYNWOOD OF EMERSON L.P., WYNWOOD OF TUCSON L.P., WYNWOOD OF WAYNE L.P., WYNWOOD OF WESTLAKE L.P., WYNWOOD OF WEST ORANGE, L.P. AND WYNWOOD OF WHITTIER L.P. (collectively, the "INITIAL JOINT VENTURES") and CLARE BRIDGE OF DENVER L.P., WYNWOOD OF BOYNTON BEACH CONGRESS L.P., WYNWOOD OF PALMER RANCH EAST L.P., WYNWOOD OF SARASOTA L.P., CLARE BRIDGE OF FULTON COUNTY L.P. AND WYNWOOD OF FULTON COUNTY L.P. (the "ADDITIONAL JOINT VENTURES", and together with the Initial Joint Ventures, the "JOINT VENTURES").


                                 R E C I T A L S

         WHEREAS, Borrower, Lessee, Surety, Lender, Guarantor, SELCO, and Trustee are parties to that certain Amended and Restated Trust Agreement, dated as of December 20, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "TRUST AGREEMENT"), pursuant to which the parties thereto have, among other things, appointed Trustee to act as trustee.

         WHEREAS, Borrower, Lessee and Lender are parties to that certain Amended and Restated Loan Agreement, dated as of December 20, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT"), pursuant to which the Lender has made the Loans (as defined therein) to Borrower.

         WHEREAS, Borrower, Lessee, Surety, Lender, Guarantor, SELCO and Trustee are parties to that certain Participation Agreement, dated as of July 16, 1999, as amended by that

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certain Master Amendment, Confirmation and Acknowledgment Agreement, dated as of
September 28, 1999, and further amended by that certain Second Master Amendment, dated as of December 20, 1999, each among the parties (as amended, restated, supplemented or otherwise modified from time to time, the "PARTICIPATION AGREEMENT").

         WHEREAS, Guarantor is not in compliance with certain financial covenants under Section 9.5 of the Participation Agreement, which compliance has been waived by Surety and Lender through June 30, 2000 pursuant to a waiver letter dated as of March 29, 2000, but which noncompliance will constitute an Event of Default under the Transaction Documents after June 30, 2000 (collectively, the "EXISTING DEFAULTS").

         WHEREAS, in connection with such Existing Default, the parties hereto desire to amend certain of the Transaction Documents upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.1 DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in that certain Amended and Restated Master Glossary of Definitions dated as of December 20, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "MASTER GLOSSARY").

                                   ARTICLE II
                       AMENDMENT OF TRANSACTION DOCUMENTS

         Section 2.1 AMENDMENT OF THE MASTER GLOSSARY OF DEFINITIONS. The Master Glossary of Definitions is hereby amended as follows:

              (a) The following definitions are hereby added to the Master Glossary of Definitions:

                     (i) "CONTROLLING NOTEHOLDER" is defined in Section 1.1 of the Loan Agreement.

                     (ii) "EQUITY TRANSACTION" is defined in Section 4.1(a) of the Third Master Amendment.

                     (iii) "INITIAL JV INTERESTS" is defined in Section 4.1(g) of the Third Master Amendment.

                     (iv) "REMAINING JV INTERESTS" is defined in Section 4.1(g) of the Third Master Amendment.




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

                        (v) "THIRD MASTER AMENDMENT" shall mean that certain Third Master Amendment, dated as of May 31, 2000, among Borrower, Surety, Lender, Guarantor, Lessee, Trustee and certain other parties thereto.

              (b) The definition of "Lease Coverage Period" is hereby deleted in its entirety and replaced with the following:

           "`LEASE COVERAGE PERIOD' means, as of the date of determination, a period consisting of four consecutive calendar quarters."

              (c) The definition of "Net Worth" is hereby deleted in its entirety and replaced with the following:

           "NET WORTH" shall mean, as of any date, on a consolidated basis, shareholder's equity or net worth, as determined in accordance with GAAP excluding the impact of non-recurring losses.

              (d) The definition of "Termination Premium" is hereby amended by deleting the reference to "$29,000,000" in the second line thereof and replacing same with "$31,500,000."

           Section 2.2  AMENDMENT OF TRUST AGREEMENT.


              (a) Amendment of Section 3.2 of the Trust Agreement. Within fourteen (14) days after the date hereof, Lessee shall be required to deliver to Trustee, Lender and Surety a reasonably detailed report in form acceptable to Lender and Surety setting forth on a line-by-line basis the status of completion (including an estimate of the cost to complete such work) of the Initial Capital Improvements and the capital improvements required to be performed for the Additional Properties all as described in
    Section 3.2(a) of the Trust Agreement, and within such reasonable period as may be required by Lender, but in no event later than July 31, 2000, Lessee shall be required to complete all of such work and deliver evidence thereof acceptable to Lender and Surety. Lessee's failure to deliver such status report or complete the Initial Capital Improvements and such capital improvements with respect to the Additional Properties and deliver evidence thereof acceptable to Lender and Surety on or before the respective dates set forth above shall constitute an Event of Default.

              (b)       Amendment to Section 3.14 of the Trust Agreement.
    Section 3.14 of the Trust Agreement is hereby amended by adding the following paragraph at the end of said Section:

              "(c) Purchase of JV Interests. Guarantor consummated the purchase of the Initial JV Interests (as defined in the Third Master Amendment) for certain debt securities of Guarantor on the date of closing of the Equity Transaction. Guarantor covenants and agrees to purchase the Remaining JV Interests (as defined in the Third Master Amendment) in each of the Joint Ventures, for cash or stock or debt securities of Guarantor and upon terms reasonably acceptable to Lender and Surety, on or before December 31, 2000. In the event that Guarantor shall fail to purchase the Remaining JV Interests in accordance with the foregoing terms and conditions on or prior to December 31, 2000, such failure shall constitute a JV Triggering Event whereupon, at the direction of the Controlling Party, Guarantor shall be required to fund the JV Springing Collateral Account in accordance with Section 3.14(a) above."

              (c)       Amendment to Section 3.15(a) of the Trust Agreement.
    Section 3.15(a) of the Trust Agreement is hereby amended by adding the following sentence immediately after the third sentence of such paragraph:

              "Upon the closing of the Equity Transaction, Guarantor shall deposit into the Operating Reserve Account, from the proceeds thereof, an amount (the "ADDITIONAL DEPOSIT") equal to the difference between (i) $12,000,000 and (ii) the balance of the Operating Reserve Account immediately prior to such additional deposit by Guarantor."

              (d)       Amendment to Section 3.15(c)(i) of the Trust Agreement.
    Section 3.15(c)(i) of the Trust Agreement is hereby deleted in its entirety and replaced with the following:

                        (i) So long as no Event of Default exists, Lessee shall be permitted to withdraw funds from the Operating Reserve Account to fund Actual Monthly Operating Losses in any month at the Properties upon delivery to Trustee, the Controlling Noteholder and Surety of an Operating Reserve Account Certificate in the form attached hereto as Exhibit A, the monthly operating statements required under Sections 4.5(c) and (f) of the Loan Agreement and Lessee's written calculation of the Actual Monthly Operating Loss for such month, which funds shall be applied in accordance with Article II of the Flow of Funds Agreement; provided that (A) the amount withdrawn by Lessee for the first and second months of each calendar quarter shall not exceed the lesser of (1) the Actual Monthly Operating Loss for such month and (2) the projected operating loss for such month as set forth in Schedule
         4.10 to the Loan Agreement and (B) the amount withdrawn for the third month of each calendar quarter (which may be withdrawn on the last day of such calendar quarter and prior to delivery of the monthly operating statements required under Sections 4.5(c) and (f) of the Loan Agreement) shall equal the positive difference (if any) between (1) the projected operating losses for the Properties for such calendar quarter as set forth in Schedule 4.10 of the Loan Agreement and (2) the Actual Monthly Operating Losses withdrawn from the Operating Reserve Account for the first two months of such calendar quarter; and provided further that Lessee shall not be permitted to withdraw funds from the Operating Reserve Account if the remaining balance in the Operating Reserve Account after such requested withdrawal would be less than $5,000,000 (the "Operating Reserve Minimum Balance"). The Operating Reserve Minimum Balance shall be reduced to $3,000,000 upon the later to occur of (A) Guarantor's purchase of 100% of the JV Interests and (B) Lessee's achieving a LCR of at least 1.00:1.00 for any two consecutive calendar quarters. If an Event of Default exists at any time, Lessee shall have no right to withdraw funds from the Operating Reserve Account and funds therein shall be disbursed by Trustee, after Trustee's receipt of a Written Direction, in accordance with
              Section 4.2 of this Trust Agreement.

                   (e) Amendment to Section 3.15(c)(ii) of the Trust Agreement. Section 3.15(c)(ii) of the Trust Agreement is hereby amended by inserting the following language immediately after the words "Lease Coverage Period" in the fourth line thereof:

              "(provided that, for purposes of determining the LCR in the immediately foregoing test only, Net Operating Income shall be calculated assuming minimum Management Fees of 4% of Operating Revenues for the applicable period)."

                   (f) The form of Operating Reserve Account Certificate attached as Exhibit A to the Trust Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

              Section 2.3  AMENDMENT OF PARTICIPATION AGREEMENT.

                   (a) Section 9.5 (a) of the Participation Agreement is hereby deleted in its entirety and replaced with the following:

              "(a) Invested Equity. Guarantor shall maintain at all times the sum of (i) Net Worth plus (ii) the outstanding amount of the Debentures (as defined in the Purchase Agreement, dated as of April 26, 2000, among Guarantor, RDVEPCO, L.L.C., Group One Investors, L.L.C. and Holiday Retirement 2000, L.L.C.) greater than or equal to $110,000,000, increased on a cumulative basis as of the end of each fiscal quarter of Guarantor commencing with the fiscal quarter ending March 31, 2000 by (A) an amount equal to 50% of net income (to the extent positive) for the fiscal quarter then ended plus (B) an amount equal to 75% of the proceeds from any equity capital (or equity equivalent) securities offering subsequent to December 31, 1999, and 75% of the amount of any pay-in-kind dividends or coupons issued subsequent to December 31, 1999".

                   (b) Section 9.5(b) of the Participation Agreement is hereby amended by deleting the reference to "seventy percent (70%)" in the last line thereof and replacing same with "seventy-five percent (75%)".

                   (c) Section 9.5(c) of the Participation Agreement is hereby amended by deleting the following language from the last line thereof: "commencing September 30, 1999, of 1.5 to 1.0" and replacing same with the following:

                      ", shall be greater than or equal to:

Fiscal Year         1st Quarter      2nd Quarter      3rd Quarter      4th Quarter
-----------         -----------      -----------      -----------      -----------

2000                0.75 to 1.0      0.75 to 1.0      0.75 to 1.0      0.75 to 1.0
2001                0.75 to 1.0      0.82 to 1.0      0.91 to 1.0      1.0 to 1.0
2002                1.06 to 1.0      1.13 to 1.0      1.19 to 1.0      1.25 to 1.0"

                   (d)     The following new paragraphs are hereby added to
    Section 9.5 of the Participation Agreement immediately after Section 9.5(c):

              "(d) Liquidity Ratio. Guarantor shall maintain, on a consolidated basis with all subsidiaries, during the Term of the Master Lease, measured at the end of each fiscal quarter, Liquidity of not less than $15,000,000. For purposes hereof, the term "Liquidity" shall mean, at any time, the sum of (i) all cash plus (ii) all cash equivalents owned or held plus (iii) all available credit capacity which Guarantor could have drawn upon on the last day of any fiscal quarter.

              (e) Most Favored Nation. Guarantor hereby represents and warrants that none of the credit agreements, loan agreements or other documents evidencing and/or securing any Indebtedness of Guarantor to any other lender existing as of the date hereof (other than the loan documents set forth in Schedule 2.3 to the Third Master Amendment (collectively, the "KEY LOAN DOCUMENTS")) includes any corporate level financial covenant of Guarantor less favorable to Guarantor than the corporate level financial covenants contained in this Section 9.5. In the event that any corporate level financial covenant contained in any loan document evidencing and/or securing any third party Indebtedness of Guarantor (other than any corporate level financial covenant contained in the Key Loan Documents) is found to be less favorable to Guarantor than those contained in this Section 9.5, then the comparable corporate level financial covenant of this Section 9.5 shall be automatically deemed amended so that such corporate level financial covenant thereafter conforms in all material respects to the financial covenant of such other Indebtedness, or if no comparable corporate level financial covenant is included in this
              Section 9.5, then the corporate level financial covenant of such third party Indebtedness shall automatically be deemed to have been incorporated herein as if fully set forth herein. In such event, at the request of Lender or Surety, Guarantor (and the other parties hereto) shall promptly execute and deliver an amendment of this Agreement evidencing such amendment of this
              Section 9.15."

              Section 2.4  AMENDMENT OF LOAN AGREEMENT.

                   (a) Amendment of Section 4.5 of the Loan Agreement. Sections 4.5(c), (f) and (l) of the Loan Agreement are hereby amended by deleting the references to "thirty (30) days" in the first line of each of such provisions and replacing same with "twenty-one (21) days."
         Section 4.5 of the Loan Agreement is hereby further amended by adding the following new paragraph immediately after Section 4.5(n) thereof:

                   "(o) Within twenty-one (21) days after the end of each month, the monthly operating level reports listed on Schedule 4.5 attached hereto, which reports shall be in form and substance satisfactory to the Noteholders."

                   (b)     Amendment of Section 7.1(u) of the Loan Agreement.
         Section 7.1(u) of the Loan Agreement is hereby amended by (i) adding the words "or performance" immediately after the words "payment" in each place that it appears in the first line thereof and (ii) adding the words "document or agreement evidencing and/or securing" immediately prior to the words "any Indebtedness" in the second line thereof.

                   (c) Schedule 4.5 of the Loan Agreement (attached hereto as Exhibit B) is hereby attached to and made a part of the Loan Agreement. Schedule 4.10 of the Loan Agreement (Financial Projections) is hereby deleted in its entirety and is replaced with Exhibit C attached hereto.

              Section 2.5 AMENDMENT OF FLOW OF FUNDS AGREEMENT. Section 2.1 of the Flow of Funds Agreement is hereby amended by (a) adding the following language at the end of clause (i) thereof: "(provided, however, that Management Fees which would otherwise be included in Operating Expenses in the foregoing shall be subordinated in priority of payment as provided in the last paragraph of this Section 2.1)"; (b) deleting clause (xvi) thereof in its entirety and replacing same with the following: "(xvi) [RESERVED];" and (c) adding the following new paragraph at the end of said Section 2.1:

         "Notwithstanding anything to the contrary contained in this Agreement, all Management Fees shall be subordinated in priority of payment to below Category (xvi) hereof unless and until Lessee has achieved a LCR of at least 1.00:1.00 for any consecutive six month period (it being acknowledged that for purposes of determining the LCR in the foregoing test only, Net Operating Income shall be calculated based upon minimum Management Fees of 4% of Operating Revenues for such period). From and after the date that the foregoing LCR test has been satisfied, seventy percent (70%) of the Management Fees (other than Deferred Management
         Fees) will again be payable as part of Operating Expenses under Category (i) of this Section 2.1 but thirty percent (30%) of the Management Fees (other than Deferred Management Fees) will continue to be subordinated to below Category (xvi) hereof. Deferred Management Fees will continue to have the same priority of payment under Section
         2.1 as such fees have on the date of the Third Master Amendment. Notwithstanding the




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

         foregoing (and whether or not such LCR test has been satisfied), no Management Fees of any level of priority will be paid to Manager unless and until Guarantor has purchased 100% of the JV Interests in accordance with Section 3.14 of the Trust Agreement."

         Section 2.6 AMENDMENT OF THE REIMBURSEMENT AGREEMENT. Sections 7.05(c), (f) and (l) of the Reimbursement Agreement are hereby amended by deleting the references to "thirty (30) days" in the first line of each of such provisions and replacing same with "twenty-one (21) days." Section 7.05 of the Reimbursement Agreement is hereby further amended by adding the following new paragraph immediately after Section 7.05(n) thereof:

         "(o) Within twenty-one (21) days after the end of each month, the monthly operating level reports listed on Schedule 4.5 attached to the Loan Agreement, which reports shall be in form and substance satisfactory to Surety."

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF LESSEE AND GUARANTOR

    To induce Lender, Borrower, SELCO and Surety to amend the Transaction Documents upon the terms and conditions of this Master Amendment, each of Lessee and Guarantor represents and warrants that the following statements are true, correct and complete as of the date hereof and shall be true and correct as of the Effective Date (hereinafter defined):

         Section 3.1 ORGANIZATION, POWERS, CAPITALIZATION, GOOD STANDING, BUSINESS.


              (a) Organization and Powers. Each of Guarantor and Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Guarantor is the sole stockholder of Lessee. Each of Guarantor and Lessee has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, and to enter into this Master Amendment and to perform the terms hereof.

              (b) Capitalization; Ownership. All issued and outstanding shares of capital stock of Lessee and Guarantor are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens (other than Permitted Liens), and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of any shares of capital stock or other securities of such entities (except, in the case of Guarantor, as described in Sections 4.1(a) and 4.1(b) below or as disclosed in its most recent quarterly report on Form 10-Q filed with the SEC).

              (c) Qualification. Each of Guarantor and Lessee is duly qualified and in good standing in the state of its formation. Guarantor and Lessee are also duly qualified and in good standing in the states where the Properties are located, and in each state where it is necessary to carry on its present business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

              (d) Business; Assets. The sole assets of Lessee are its leasehold interests in and to the Properties, Improvements and Assisted Living Facilities and Equipment under the Master Lease, its sublessor's interest in the Subleases and its right, title and interest, if any, in and to the Permits, if any, and personal property appurtenant or related thereto and the Excluded Collateral.

         Section 3.2   AUTHORIZATION.

              (a) Authorization. The execution, delivery and performance by Guarantor and Lessee of this Master Amendment (and each of the Transaction Documents to which it is a party as amended hereby) and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action.

              (b) No Conflicts; No Consents or Approvals. The execution, delivery and performance by each of Guarantor and Lessee of this Master Amendment and the consummation of the transactions contemplated hereby, do not and will not: (1) violate (x) any provision of law applicable to it; (y) its Charter Documents; or (z) any order, judgment or decree of any court or other agency of government binding on either of them or any of their Affiliates; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of Guarantor or Lessee or any of their Affiliates; (3) result in or require the creation or imposition of any material Lien (other than the Lien of the Transaction Documents and the Lien or other interest of SELCO or its Affiliates in and to the Excluded Collateral) upon the Property or assets of Guarantor or Lessee or any of their Affiliates; or (4) except as set forth on Schedule 3.2(b), require any approval or consent of any Person under any material Contractual Obligation of any Borrower Party, which approvals or consents have been obtained on or before the dates required under such Contractual Obligation, but in no event later than the Effective Date.

              (c) Governmental Consents. The execution, delivery and performance by each of Guarantor and Lessee of this Master Amendment and the consummation of the transactions contemplated hereby, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

              (d) Binding Obligations . This Master Amendment (and the other Transaction Documents each, as amended hereby) are the legally valid and binding obligations of Guarantor and Lessee, as applicable, enforceable against Guarantor and Lessee, as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor's rights. Neither Guarantor nor Lessee has any defense or offset to any of its obligations under this Master Amendment or the Transaction Documents.

         Section 3.3 PENDING MATTERS. Except as set forth on Schedule 3.3 attached hereto, there are no judgments outstanding against Guarantor or Lessee nor is there any action, charge, claim, demand, suit, petition, inquiry or investigation pending or, to the best knowledge of Guarantor and Lessee, after due inquiry, threatened against them; which, in the case of Guarantor, if adversely determined, could have a Material Adverse Effect on Guarantor.

         Section 3.4 BANKRUPTCY. Neither Guarantor nor Lessee is a debtor, and no property of either of them (including any Property) is property of the estate, in any voluntary or involuntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect. Neither Guarantor nor Lessee and no property of either of them is under the possession or control of a receiver, trustee or other custodian. Neither Guarantor nor Lessee has made any assignment for the benefit of creditors. No such assignment or bankruptcy or similar case or proceeding is now contemplated.

         Section 3.5 DISCLOSURE. No financial statements, financial document or any other document, certificate or written statement heretofore furnished to Lender or Surety by or on behalf of Lessee or Guarantor, contains any untrue representation, warranty or statement of a material fact, and none omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not materially misleading.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

             Section 4.1 CONDITION PRECEDENT. The effectiveness of this Master Amendment shall be subject to the satisfaction of each of the following conditions precedent on or before the closing of the Equity Transaction (but in no event later than June 9, 2000) (the "EFFECTIVE DATE"), or such date as may be provided below, and, in the event that any of such conditions are not satisfied in a manner acceptable to Lender, Borrower, SELCO and Surety each in their sole and absolute discretion on or before the Effective Date (or such other date as provided below), this Master Amendment shall be void and of no further force or effect:

              (a) Guarantor's Equity Closing. Guarantor shall have consummated the closing of its private placement of at least $135,000,000 of debt and preferred stock (comprised of convertible debentures in the amount of at least $130,000,000 and convertible preferred stock in the amount of $5,000,000) with certain third parties (the "EQUITY TRANSACTION"). Guarantor shall have delivered documentation acceptable to Lender and Surety evidencing the closing of the Equity Transaction.

              (b)      Issuance of Guarantor Warrants to Surety. Within seven
         (7) days after the closing of the Equity Transaction, Guarantor shall execute and deliver to the Surety 100,000 five (5) year common stock warrants of Guarantor, having an exercise price equal to the exercise price under the convertible debentures and convertible preferred stock referred to above and in form and substance acceptable to Surety.

              (c) Additional Deposit into Operating Reserve Account. Guarantor shall have deposited the Additional Deposit into the Operating Reserve Account in accordance with Section 2.2(b) above.

              (d) Consents and Approvals. Guarantor shall have obtained any and all consents and approvals required in connection with the execution, delivery and performance by Guarantor and Lessee of this Master Amendment and the consummation of the transactions contemplated hereby (including, without limitation, any consents or approvals listed on Schedule 3.2(b) hereto) required from any Person (including, without limitation, any lender holding any other Indebtedness of Guarantor or its Affiliates) and Guarantor shall have obtained waivers and/or amendments as may be required from any third party lenders of Guarantor (including, without limitation, the lenders listed on Schedule 4.1(d) hereto) in connection with any defaults which occurred prior to the date hereof and/or the funding of the Equity Transaction under any documents or agreements evidencing and/or securing any Indebtedness of Guarantor or its Affiliates, which waivers and/or amendments shall each be in form and substance acceptable to Lender and Surety.

              (e) Key Loan Documents. Guarantor shall have delivered to Lender and Surety true and correct copies of the amendments (and/or waivers) of the Key Loan Documents being executed simultaneously herewith.

              (f) Delivery of Missing Closing Documents. Within 14 days after the date hereof, Guarantor shall have delivered to Lender and Surety the missing closing documents from each of the Closing Dates as set forth on Schedule 4.1(f) attached hereto. In the event Guarantor fails to deliver such closing documents within the above time period, Lessee shall no longer have the right to make withdrawals from the Operating Reserve Account for so long as such failure continues.

              (g) Purchase of JV Interests. Guarantor shall have purchased the JV Interests listed as "Initial JV Interests" on Schedule 4.1(g) attached hereto (the "INITIAL JV INTERESTS"). In addition, Lender and Surety shall have each reviewed and approved (each in their sole discretion) draft documents for Guarantor's proposed purchase of the JV Interests listed as "Remaining JV Interests" on Schedule 4.1(g) hereto (the "REMAINING JV INTERESTS"). The Remaining JV Interests shall be purchased for cash or stock or debt securities of Guarantor in amounts and otherwise on terms acceptable to Lender and Surety.

              (h)      Representations and Warranties. Except as set forth on
         Schedule 3.3 attached hereto, all of the representations and warranties of Lessee and Guarantor contained herein and in the Transaction Documents (as amended hereby) shall be true and correct in all material respects.

              (i) No Defaults. No Defaults or Events of Default (other than the Existing Default) shall have occurred and be continuing under any of the Transaction Documents.

              (j) Fees and Expenses. Lessee and/or Guarantor shall have paid all of the costs and expenses of Lender, Borrower, SELCO, Surety and Trustee in accordance with Section 5.6 hereof.

                                   ARTICLE V

                                  MISCELLANEOUS

         Section 5.1 REFERENCES. Upon the effectiveness of this Master Amendment, all references in any of the Transaction Documents and in all other agreements, documents, certificates, exhibits and instruments executed pursuant thereto, including, without limitation, references to "this Agreement," "hereunder," "hereof," "herein" and words of like import contained in any such Transaction Documents shall, except where the context otherwise requires, mean and be a reference to the applicable Transaction Document as amended hereby.


         Section 5.2 COUNTERPARTS, SEVERABILITY AND EFFECTIVENESS. This Master Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Any provisions of this Master Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Master Amendment shall become effective upon the execution of a copy hereof, whether by the same or different copies, by the parties hereto.

         Section 5.3 TRUSTEE. The parties hereto acknowledge and agree that Trustee is acting not in its individual capacity, but solely in its capacity as Trustee under the Trust Agreement, and that where there is any reference herein to Trustee performing any activity, making any decision or determination, approving or consenting to any matter, exercising any rights, fulfilling any obligation, exercising any discretion or otherwise acting in any capacity, Trustee will not take such action unless it is specifically authorized and directed to do so in each instance pursuant to the Trust Agreement.

         Section 5.4 GOVERNING LAW. THIS MASTER AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

         Section 5.5 NO WAIVERS. Except as otherwise expressly set forth herein, nothing herein, nor any actions taken or omitted to be taken by Surety, Borrower, SELCO or Lender pursuant hereto or pursuant to the Transaction Documents shall, or shall be deemed to, (i) constitute a waiver or amendment of any other covenant, term or agreement set forth in the Transaction Documents,
(ii) constitute a waiver of any Default or Event of Default now or hereafter existing under any of the Transaction Documents (other than the Existing Defaults), (iii) constitute a waiver of any rights or remedies of Surety, Borrower, SELCO or Lender under any of the Transaction Documents or at law or in equity, each of such rights and remedies being hereby expressly reserved by Surety, Borrower, SELCO and Lender or (iv) constitute a course of dealing among the parties.

         Section 5.6 EXPENSES. Guarantor shall be required to pay all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lender, Borrower, SELCO, Surety and Trustee in connection with the preparation, negotiation, execution and delivery of that certain waiver letter among the parties, dated as of March 29, 2000, this Master Amendment and any and all other documents and agreements executed and delivered in connection with this Master Amendment and the consummation of the transactions contemplated hereby. In addition, (i) SELCO shall have received an amendment fee in the amount of $7,500; (ii) SELCO shall have received evidence that the fees and expenses in the amount of $7,356 due to CT Corporation have been paid by the Lessee or the Guarantor.

         Section 5.7 RATIFICATION AND REAFFIRMATION. Guarantor's obligations under the Guaranty and the Excluded Collateral Agreement are hereby reaffirmed and ratified and shall continue in full force and effect notwithstanding (a) the transactions contemplated by this Master Amendment, and (b) the execution and delivery of (i) this Master Amendment and any other documents to be delivered in connection with the transactions contemplated hereby and (ii) any amendments to the Transaction Documents and related documents by the parties thereto.

         Section 5.8 TRUSTEE. The parties hereto acknowledge and agree that Trustee is acting not in its individual capacity, but solely in its capacity as Trustee under the Trust Agreement and at the direction of the Controlling Party, as evidenced by the Controlling Party's execution hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Master Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                   "BORROWER":

                                   PITA GENERAL CORPORATION,
                                   an Illinois corporation



                                   By:  /s/ Mindy Berman
                                        ----------------------------------------
                                        Mindy Berman
                                        Vice President




                                   "SURETY":

                                   ZC SPECIALTY INSURANCE COMPANY,
                                   a Texas corporation



                                   By:  /s/ Lynn Finkel
                                        ----------------------------------------
                                        Lynn Finkel
                                        Vice President

                                   "LENDER":

                                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation



                                   By:  /s/ Warren Ashenmil
                                        ----------------------------------------
                                        Warren Ashenmil
                                        Senior Vice President




                                   "GUARANTOR":

                                   ALTERRA HEALTHCARE CORPORATION,
                                   a Delaware corporation



                                   By:  /s/ Mark W. Ohlendorf
                                        ----------------------------------------
                                        Mark W. Ohlendorf
                                        Chief Financial Officer




                                   "LESSEE":

                                   AHC TENANT, INC.,
                                   a Delaware corporation



                                   By:  /s/ Mark W. Ohlendorf
                                        ----------------------------------------
                                        Mark W. Ohlendorf
                                        Vice President

                               "SELCO":

                               SELCO SERVICE CORPORATION,
                               an Ohio corporation



                               By:  /s/ Donald C. Davis
                                    --------------------------------------------
                                    Donald C. Davis
                                    Vice President




                               "TRUSTEE":
                               BANK ONE, NATIONAL ASSOCIATION, with
                               its principal office located in Chicago, Illinois (formerly known as THE FIRST NATIONAL
                               BANK OF CHICAGO),
                               as Trustee



                               By:  /s/ Jeffrey L. Kinney
                                    --------------------------------------------
                                    Jeffrey L. Kinney
                                    Vice President

                               "JOINT VENTURES"
                               CLARE BRIDGE OF CITRUS HEIGHTS L.P., CLARE BRIDGE OF COBB COUNTY L.P., CLARE BRIDGE OF COLORADO SPRINGS L.P., CLARE BRIDGE OF DECATUR L.P., CLARE BRIDGE OF EAST MESA L.P., CLARE BRIDGE OF OVERLAND PARK L.P., CLARE BRIDGE OF PEORIA L.P., CLARE BRIDGE OF RENO L.P., CLARE BRIDGE OF ROANOKE L.P., CLARE BRIDGE OF SOUTH PARK L.P., CLARE BRIDGE OF SUN CITY WEST DEER VALLEY L.P., WYNWOOD OF BOYNTON BEACH WEST L.P., WYNWOOD OF BREA L.P., WYNWOOD OF DUNEDIN L.P., WYNWOOD OF EMERSON L.P., WYNWOOD OF TUCSON L.P., WYNWOOD OF WAYNE L.P., WYNWOOD OF WESTLAKE L.P., WYNWOOD OF WEST ORANGE, L.P. AND WYNWOOD OF WHITTIER L.P., CLARE BRIDGE OF DENVER L.P., WYNWOOD OF BOYNTON BEACH CONGRESS L.P., WYNWOOD OF PALMER RANCH EAST L.P., WYNWOOD OF SARASOTA L.P., CLARE BRIDGE OF FULTON COUNTY L.P. AND WYNWOOD OF FULTON COUNTY L.P.



                               By: Alterra Healthcare Corporation, the sole general partner of each of the foregoing limited partnerships


                               By:  /s/ Mark W. Ohlendorf
                                    --------------------------------------------
                                    Mark W. Ohlendorf
                                    Chief Financial Officer

                               "ALS-CLARE BRIDGE":

                               ALS-CLARE BRIDGE INC.,
                               a Delaware corporation



                               By:   /s/ Mark W. Ohlendorf
                                     -------------------------------------------
                                     Mark W. Ohlendorf
                                     Vice President




                               "ALI PALMER RANCH":

                               ALI PALMER RANCH EAST, INC.,
                               a Delaware corporation



                               By:   /s/ Mark W. Ohlendorf
                                     -------------------------------------------
                                     Mark W. Ohlendorf
                                     Vice President